Exhibit 21

Subsidiaries of Registrant

As of December 31, 2004

Legal Name	Domicile
Equitable Resources, Inc.	USA, Pennsylvania
Appalachian Basin Partners, LP	USA, Delaware
EI Cotton, LLC	USA, Delaware
EI Hunterdon, LLC	USA, Delaware
EI Management Services, LLC	USA, Delaware
EI Plymouth, LLC	USA, Delaware
Energy Infrastructure, LLC	USA, Delaware
EPC Investments, Inc.	USA, Delaware
EQT Capital Corporation	USA, Delaware
EQT Holdings Company, LLC	USA, Delaware
EQT Holdings Management Company, LLC	USA, Delaware
EQT Investments, LLC	USA, Delaware
EQT IP Ventures, LLC	USA, Delaware
Equitable Energy, LLC	USA, Delaware
Equitable Field Services, LLC	USA, Delaware
Equitable Gathering, Inc.	USA, Pennsylvania
Equitable Gathering, LLC	USA, Delaware
Equitable Gathering Equity, LLC	USA, Delaware
Equitable Homeworks, LLC	USA, Pennsylvania
Equitable Production Company	USA, Pennsylvania
Equitable Resources Insurance Company, Ltd.	Cayman Islands
Equitable Utilities Investments, Inc.	USA, Delaware
Equitrans, LP	USA, Pennsylvania
ERI Costa Rica, LDC	Cayman Islands
ERI Group LDC	Cayman Islands
ERI Holdings	Cayman Islands
ERI Holdings II	Cayman Islands
ERI JAM, LLC	USA, Delaware
ERI Services (St. Lucia) Company, Ltd.	St. Lucia
ET Blue Grass Clearing, LLC	USA, Delaware
ET Blue Grass Company	USA, Delaware
Hunterdon Cogeneration, LP	USA, New Jersey
Kentucky West Virginia Gas Company, LLC	USA, Delaware
NORESCO Holdings, Inc.	USA, Delaware
NORESCO Investments, Inc.	USA, Delaware
NORESCO, LLC	USA, Delaware
PSC Cogeneration, LP	USA, Connecticut